                              Filed Under Rule 424 (b)(3)
                              Registration Statement No. 33-61003

     SUPPLEMENT NO.49 TO PROSPECTUS DATED SEPTEMBER 20, 1995
                (AS SUPPLEMENTED OCTOBER 19, 1995)

AT&T CAPITAL CORPORATION


Medium Term Notes, Series 3


Due Nine Months or More From Date of Issue.


Issue Price: 100%
  (as a percent of principal amount)


                  Fixed and Floating Rate Notes


                                                  Interest Rate
Range of Maturities                                 Per Annum
-------------------                               -------------

From 18 Months to less than 2 years .................. 5.97%

Amount of Sale: $50,000,000        Maturity Date:27-Feb-98

Date of Sale:March 21, 1996        CUSIP Number:00206HZU1

Settlement Date:March 26,1996

Redemption:

     Check applicable sentence.
      X  The Notes cannot be redeemed prior to maturity
     ---
         The Notes may be redeemed prior to maturity
     ---
     Redemption Date:              Redemption Price:
                     -----------                    ------------
                             (as a percent of principal amount)
Repayment:

     Check applicable sentence.
      X  The Notes cannot be repaid prior to maturity.
     ---
         The Notes may be repaid prior to maturity.
     ---
     Repayment Date:               Repayment Price:
                     ------------                   ------------
                              (as a percent of principal amount)